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                                                                  Exhibit 99.1

[GRAPHIC OMITTED]

P R E S S   R E L E A S E
FOR IMMEDIATE RELEASE


Heidi Flannery                               Rob Hamilton
Investor Relations Counsel                   Dir. Strategic Marketing &
Fi.Comm                                      Communications
Tel: (503) 844-8888                          Tel: (503) 615-9407
Email: heidi.flannery@                       Fax: (503) 615-8901
ficomm.com                                   Email:  rhamilton@tqs.com


      TriQuint Semiconductor Completes Purchase of Richardson, Texas Fabrication Facility; Capacity Expansion to $1 Billion Planned.


         HILLSBORO, Ore.--(BUSINESS WIRE)--Sept. 5, 2000--TriQuint Semiconductor, Inc. announces the close of escrow for its purchase of a wafer fabrication facility in Richardson, Texas from Micron Technology Texas, LLC. The facility, located on 38 acres, will provide both additional clean room floor space for wafer fabrication capacity expansion and for relocation of TriQuint's Texas operation from its current leased space. The purchase price was $87M, with a close of escrow on August 30, 2000.

         The facility is configured as 48,500 square feet of Class 1 Clean Room, 10,000 square feet of Class 100 Clean Room, and approximately 84,000 square feet of office space. Synthetic lease financing was arranged through ABN AMRO Bank. TriQuint Semiconductor will immediately begin installing new processes, wafer fabrication capacity, and personnel. Relocation of equipment and personnel from the current facility on the Dallas campus of Texas Instruments will be complete in approximately two years.

         First priority for the new facility is the installation of new, six-inch (150-mm) GaAs wafer fabrication process lines. These new process lines will replicate the planned six-inch (150-mm) Oregon lines and thus will provide TriQuint with full redundancy of all high volume manufacturing processes. The resulting Richardson-based GaAs fabrication capacity will be larger than the current combined capacities of the Dallas, Texas and Hillsboro, Oregon facilities.

         Other TriQuint Texas-based GaAs operations will be relocated to the new Richardson facility over the next two years from the current leased location on the TI campus. Approximately three hundred and fifty current TriQuint Semiconductor Texas employees will relocate to the Richardson facility. When fully facilitated and operational, employment at the site could reach 900. Mr. Tom Cordner, TriQuint VP and TriQuint Semiconductor Texas GM, will manage the Richardson facility and the transition from the Dallas leased facility.

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         "We are excited about the opportunity to consolidate our Texas operations into a world class manufacturing facility so close to our present location. When operational, the facility will give TriQuint a total manufacturing capacity well in excess of $1 Billion," said Steve Sharp, TriQuint President and CEO.

         Richardson Mayor, Gary Slagel, said in welcoming TriQuint, "TriQuint has already established itself strongly with a number of the major telecommunications companies in our Richardson Telecom Corridor, and we see these business relationships further growing with TriQuint's new production facilities here in Richardson."

         This press release contains both historical information and forward-looking information. Numerous important factors affect the Company's operating results and could cause the Company's actual results to differ materially from the results indicated in this press release or in any other forward-looking statements made by, or on behalf of, the Company, and there can be no assurance that future results will meet expectations. Results could differ materially based on various factors, including the Company's performance and market conditions. Additional considerations and important risk factors are described in the Company's 12/31/99 Report on Form 10-K and its other filings with the Securities and Exchange Commission, copies of which are available on request from the Company.

         TriQuint Semiconductor, Inc. (NASDAQ: TQNT) is a leading worldwide supplier of a broad range of high performance gallium arsenide (GaAs) integrated circuits. TriQuint's products span the RF and millimeter wave frequency ranges and employ analog and mixed signal circuit designs. They are used in wireless communications, telecommunications, data communications and aerospace systems. TriQuint offers both standard and customer specific products as well as foundry services. TriQuint's two operations, in Oregon and Texas, are both certified to the ISO 9001 international quality standard.

         TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503 615 9000 (fax 503 615 8900). Visit the TriQuint website at http://www.triquint.com.


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